Exhibit 10.28

ALLEGRO MICROSYSTEMS, INC.

AMENDMENT TO

CLASS A RESTRICTED STOCK AWARD AGREEMENTS

June 18, 2019

This AMENDMENT (this “Amendment”) to the each of the CLASS A RESTRICTED STOCK AWARD AGREEMENTS (the “Agreements”) identified on Exhibit A hereto by and among Allegro MicroSystems, Inc. (formerly known as Sanken North America, Inc.), a Delaware corporation (the “Company”), and each of the undersigned stockholders of the Company (each a “Stockholder” and collectively, the “Stockholders”) is made as of June 18, 2019. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in each Agreement.

WHEREAS, each Stockholder is an executive or employee of the Company and/or any of its subsidiaries; and

WHEREAS, each of the undersigned Stockholders entered into one or more individual Agreements with the Company pursuant to which the Company issued to the Stockholder shares of the Company’s Class A common stock, par value $0.01 per share, subject to the restrictions and other terms and conditions of the applicable Agreement; and

WHEREAS, each Agreement may only be modified or amended pursuant to a written agreement or instrument signed by the Company and such Stockholder;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth, and other good and valuable consideration, receipt of which is hereby acknowledged, each individual Stockholder hereto and the Company hereby mutually covenant and agree as follows:

1. Amendment. Effective upon the date hereof, each individual Agreement is hereby amended as set forth below in this Section 1 for purposes of reaffirming the understanding of the Company and the Stockholder party thereto with respect to the definition of “Change in Control” set forth in such individual Agreement:

1.1 The definition of “Beneficial Ownership” set forth in Section 1 of each individual Agreement is hereby deleted in its entirety; and

1.2 The definition of “Change in Control” set forth in Section 1 of each individual Agreement is hereby deleted in its entirety and replaced with the following:

“Change in Control” shall mean:

(i) the acquisition by any Person of more than fifty percent (50%) of the outstanding shares of Class A Common Stock of the Company (the “Controlling Interest”); provided, however, that for purposes of this definition, the following acquisitions shall not constitute or result in a Change in Control: (1) any acquisition directly from the Company; (2) any acquisition by any Person that owns, or by any Person that collectively with such Person’s affiliates own, a Controlling Interest on the date of this Agreement; (3) any acquisition by OEP or any of its affiliates of outstanding shares of Class A Common Stock of the Company owned or held by Sanken or any of its affiliates; (4) any acquisition by the Company or any of its subsidiaries of outstanding shares of Class A Common Stock of the Company owned or held by Sanken or any of its affiliates, provided that neither such acquisition nor any series of related acquisitions also include or involve outstanding shares of Class A Common Stock of the Company owned or held by OEP or any of its affiliates; (5) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company; or (6) any acquisition by any corporation or other Person pursuant to a transaction which complies with clauses (A) and (B) of subsection (ii) below of this definition; or

(ii) the consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, or the acquisition of assets or stock or equity interests of another Person or entity by the Company or any of its subsidiaries (each a “Business Combination”), in each case, unless (A) immediately following such Business Combination, (1) all or substantially all of the Persons who were the owners or holders of the Controlling Interest immediately prior to such Business Combination own or hold, directly or indirectly, more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (or equivalent persons) of the corporation or other Person resulting from such Business Combination (including, without limitation, a corporation or other Person which as a result of such transaction owns the Company or all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, either directly or through one or more subsidiaries) (such resulting or acquiring corporation or other Person is referred to herein as the “Acquiring Person”) in substantially the same proportions as their ownership or holding, immediately prior to such Business Combination, of the Controlling Interest, and (2) at least a majority of the members of the Board of Directors or equivalent body of the corporation or other Person resulting from such Business Combination were members of the incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination, or (B) any such Business Combination consists of any acquisition by the Company or any of its subsidiaries of outstanding shares of Class A Common Stock of the Company owned or held by Sanken or any of its affiliates, provided that neither such acquisition nor any series of related acquisitions also include or involve outstanding shares of Class A Common Stock of the Company owned or held by OEP or any of its affiliates; or

(iii) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2. Remaining Provisions. All of the provisions of each Agreement, as modified hereby, remain in full force and effect. On and after the date hereof, the term Agreement, as used throughout each Agreement, shall be deemed to refer to the Agreement as modified by this Amendment.

3. General.

(a) Captions. Titles or captions of sections contained in this Amendment are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Amendment or the intent of any provision hereof.

(b) Counterparts. For the purpose of facilitating proving this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have duly executed this agreement under seal as of the day and year first above written.

ALLEGRO MICROSYSTEMS, INC.

By:	/s/ Ravi Vig
Name: Ravi Vig
Title: President and CEO

[Signature Page to Amendment of Class A Restricted Stock Award Agreement]

EXHIBIT A

Name	Date(s) of Agreements

Executives:
Ravi Vig	October 3, 2017
Paul Walsh	October 3, 2017
Daniel Demingware	October 3, 2017
Thomas Teebagy	October 3, 2017
Michael Doogue	October 3, 2017
Sean Burke	October 3, 2017
Vijay Mangtani	October 3, 2017
Robert Fortin	October 3, 2017
Richard Kneeland	October 3, 2017
James Beuerle	October 3, 2017
Kurt Walter	October 3, 2017
Harianto Wong	October 3, 2017
Philip Stathas	October 3, 2017

Sr. Managers:
Jamie Haas	October 3, 2017
Robert Stoddard	October 3, 2017
Peter Wells	October 3, 2017
Scott Miline	October 3, 2017
James Judkins	October 3, 2017
John Vigars	October 3, 2017
James Moore	October 3, 2017

STOCKHOLDER

Print Name:

[Signature Page to Amendment of Class A Restricted Stock Award Agreement]